THIRD AMENDMENT TO AND RESTATEMENT OF THE



			     FLUOR EXCESS BENEFIT PLAN



			  EFFECTIVE AS OF JANUARY 1, 1988







































		    T A B L E  O F  C O N T E N T S

		       FLUOR EXCESS BENEFIT PLAN



ARTICLE                                                 PAGE

RECITALS                                                   1


I.    THE PLAN
      Sec. 1.1    Name                                     1
      Sec. 1.2    Purpose                                  1


II.   DEFINITIONS
      Sec. 2.1    Definitions                              2


III.  ACCRUAL ACCOUNTS AND CREDITS THERETO
      Sec. 3.1    Accrual Accounts and Credits Thereto     3
      Sec. 3.2    Basic Credit                             3
      Sec. 3.3    Interest Credit                          3
      Sec. 3.4    Credit on Termination of Service         3


IV.   RETIREMENT
      Sec. 4.1    Normal and Voluntary Early Retirement    4
      Sec. 4.2    Involuntary Early Retirement             4
      Sec. 4.3    Retirement Benefits - Lump Sum Cash      4
      Sec. 4.4    Cash Installment Payments                5
      Sec. 4.5    Death After Retirement                   5

V.    DEATH OR DISABILITY BEFORE RETIREMENT OR OTHER
      TERMINATION OF SERVICE
      Sec. 5.1    Death Before Retirement or Other
		    Termination of Service                 5
      Sec. 5.2    Permanent Total Disability               5


VI.   OTHER TERMINATION OF SERVICE
      Sec. 6.1    Termination Benefits                     6
      Sec. 6.2    Death After Other Termination of Service 6


VII.  TERMINATION AND AMENDMENT OF PLAN
      Sec. 7.1  Termination of Plan                        6
      Sec. 7.2  Distribution on Termination                6
      Sec. 7.3  Amendment or Discontinuance of Plan        6


VIII. RESTRICTION ON ASSIGNMENT
      Sec. 8.1  Effect of Assignment in General            7
      Sec. 8.2  Corporation Offset                         7


ARTICLE                                                   PAGE

X.    MISCELLANEOUS PROVISIONS
      Sec. 9.1  Limitation on Participant's Rights         7
      Sec. 9.2  Unenforceable Provisions                   7
      Sec. 9.3  California Law Governs                     7
      Sec. 9.4  Instrument Binding on Successors           7
      Sec. 9.5  Singular, Plural; Gender                   7
      Sec. 9.6  Headings, etc., No Part of Instrument      8











		       FLUOR EXCESS BENEFIT PLAN



THIS INSTRUMENT, executed as of December 6, 1994 and made effective as of January 1988, by FLUOR CORPORATION, a Delaware corporation, evidences an amendment to the terms of the Fluor
Excess Benefit Plan adopted for the benefit of certain employees of Fluor Corporation and its subsidiaries;


			    WITNESSETH:

WHEREAS, Fluor Corporation maintains for the benefit of its employees and the employees of certain of its subsidiary corporations two profit-sharing retirement plans known as the Fluor Corporation Employees' Retirement Plan and the Fluor Corporation Salaried Employees' Savings Investment Plan
("the Plans"); and

WHEREAS, under the terms of the Plans, company contributions are allocated to the accounts of each plan participant for each plan year; and

WHEREAS, certain provisions of the Employee Retirement Income Security Act ("ERISA") place limits on the amount which may be allocated to a participant's account during any plan year; and

WHEREAS, as a result of these provisions certain employees will suffer a reduction in the amounts allocated to their accounts under the Plans; and

WHEREAS, the Corporation desires to establish an excess benefit plan to provide those retirement and other benefits which have been lost as a result of the aforesaid limitations;

NOW, THEREFORE, Fluor Corporation hereby declares the current terms and conditions of the Fluor Excess Benefit Plan to be, as of January 1, 1988, as follows:


				    ARTICLE I

				    THE PLAN



Sec. 1.1        Name.  This plan shall be known as the "Fluor Excess Benefit
		Plan."



Sec. 1.2 Purpose. This plan is adopted for the purpose of enabling eligible employees of Fluor Corporation and its subsidiaries to secure retirement and other benefits which cannot be provided for them under the Fluor Corporation Employees' Retirement Plan and Fluor Corporation Salaried Employees' Savings Investment Plan.





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				    ARTICLE II

				   DEFINITIONS



Sec. 2.1 Definitions. As used in this Instrument, the following terms shall have the meanings hereinafter set forth:

		(a) "Accrual Account" shall mean the account established for each Employee under Sec. 3.1 hereof.

		(b) "Corporation" shall mean Fluor Corporation and any successor thereto and any Subsidiary which, with the prior written consent of the Board of Directors of Fluor Corporation, adopts the Plan.

		(c) "Employee" shall mean any person employed by the Corporation or any Subsidiary. In the event of the employment of any Employee, at the request of his former Corporation or Subsidiary employer, by any joint venture to which the Corporation or Subsidiary is a party, or by any corporation, partnership, proprietorship, or other entity for which the Corporation or Subsidiary is acting as agent or with which the Corporation or Subsidiary is engaged in a joint venture, such Employee shall, during the period of such employment, for all purposes of this Plan, be deemed to be an Employee of his former Corporation or Subsidiary employer.

		(d) "Participant" shall mean any Employee who has an amount standing to his credit in an Accrual Account.


		(e) "Plan" shall mean the Fluor Excess Benefit Plan, the terms of which are set forth in this Instrument.

		(f) "Plan Year" shall mean the twelve-month period ending December 31, 1988, and each twelve-month period ending December 31st thereafter.

		(g) "Service" shall mean employment as an Employee of the Corporation or any Subsidiary. The Corporation shall resolve all questions of what constitutes "Service" in the case of individual Employees, and its decision shall be binding upon all Employees and other persons interested in or affected by the terms of this Plan.

		(h) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by Fluor Corporation.





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				    ARTICLE III

		       ACCRUAL ACCOUNTS AND CREDITS THERETO

Sec. 3.1 Accrual Accounts. The Corporation shall maintain a separate Accrual Account for each Employee entitled to a credit under Sec. 3.2 hereof, which Accrual Account shall evidence the Corporation's unsecured obligation to make payment to the Participant under Articles IV, V, and VI hereof upon the Participant's termination of Service.

Sec. 3.2 Basic Credit. As of the end of each Plan Year during the existence of this Plan, the Corporation shall credit the Accrual Account of each Employee with an amount equal to the excess of the amount of company contributions which would have been allocated to the Employee's accounts under the Fluor Corporation Employees' Retirement Plan and the Fluor Corporation Salaried Employees' Savings Investment Plan for the Plan Year but for the limitations imposed by section 415 of the Internal Revenue Code over the actual amount of company contributions allocated to the Employee's account under such plans for the Plan Year.

Sec. 3.3 Interest Credit. As of December 31st of each Plan Year beginning on or after December 31, 1988 and prior to January 1, 1995, the Corporation shall credit the Accrual Account of each then Participant with interest on the balance in such Accrual Account as of December 31st of the prior Plan Year. For that portion of the Accrual Account which is attributable to basic credits for Plan Years ending on or before October 31, 1986, interest shall be calculated at the prime bankers' rate in effect as of such fiscal year end. For that portion of the Accrual Account which is attributable to basic credits for Plan Years beginning on or after November 1, 1986, interest will be calculated under such method as may be established from time to time by resolution of the Executive or Organization and Compensation Committee of the Corporation. For that portion of the Accrual Account attributable to basic credits made in Plan Years beginning on or after January 1, 1995, the Corporation shall credit the Accrual Account of each Participant with interest at the end of each month at the rate of 5-year Treasury Notes then in effect.

Sec. 3.4 Credit on Termination of Service. Beginning January 1, 1988 and prior to January 1, 1995, upon the termination of Service of a Participant, the Corporation shall credit the Accrual Account of such Participant with interest, at the rate then in effect, from January 1st of the Plan Year in which such termination occurs through the date of such termination, on the balance in such Accrual Account as of December 31st of the prior year. Beginning January 1, 1995 and thereafter, the balance of the Participant's Accrual Account with interest as of the end of the month in which the Participant requests distribution from his Fluor Corporation Employees' Retirement Plan account shall be paid to the Participant.


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				    ARTICLE IV

				    RETIREMENT



Sec. 4.1 Normal and Voluntary Early Retirement. A Participant's normal retirement date shall be the sixty-fifth (65th) anniversary of his birth. With the Participant's consent his Corporation or Subsidiary employer may defer his retirement beyond his normal retirement date and, in such event, the Participant shall continue as a Participant in this Plan and no disbursements under this Article VI shall be made to him before his actual retirement date. An Employee who becomes eligible to participate in this Plan on or after the date which would otherwise be his normal retirement date shall be treated in all respects as a Participant whose retirement was deferred beyond his normal retirement date.

		Voluntary early retirement can be taken based on the following criteria:


		Age                       Years of Continuous
					  Service Immediately
					 Preceding Retirement

		60-64                             5
		 59                               8
		 58                               11
		 57                               13
		 56                               14
		 55                               15



		Upon a voluntary early retirement, the Corporation shall pay to such Participant his Accrual Account entitlement in such a manner as if the Participant were retiring on or after his normal retirement date as provided in this Article IV.

		As used herein, "Continuous Service" shall be defined as provided in employer Corporation's applicable personnel policies.

Sec. 4.2 Involuntary Early Retirement. In the event that a Participant retires earlier than his normal retirement date, the Corporation shall pay to such Participant his Accrual Account entitlement as if his Service had been terminated under Article VI hereof but in such a manner as if he were retiring on or after his normal retirement date under this Article IV; provided, however, that upon an involuntary early retirement of a Participant who has attained the years of Service required for a voluntary early retirement as set forth in Sec. 4.1 , the Corporation shall pay to such Participant his Accrual Account entitlement and in such manner as if he were retiring on or after his normal retirement date under this Article IV.

Sec. 4.3 Retirement Benefits - Lump Sum Cash. Upon the termination of Service of a Participant on or after his normal retirement date, the Corporation shall pay to such Participant in cash in one lump sum, or in such other manner provided for in this
		Article IV as the

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		Corporation may determine, one hundred
		percent (100%) of the amount then standing to his credit in his Accrual Account.

Sec. 4.4 Cash Installment Payments. A Participant shall have the right to request the Corporation, prior to the date of his retirement, to distribute to such Participant, in substantially equal installments over a period of up to one hundred twenty
		(120) months, all or part of the amount to which he is entitled under Sec. 4.3 hereof, and the Corporation may, in its sole discretion, elect to so distribute. Each such installment payment shall include interest on the unpaid balance in the Participant's Accrual Account immediately prior to such installment payment calculated at the rate established pursuant to Sec. 3.3 hereof; provided, however, beginning on January 1, 1995 and thereafter, the interest rate shall be the 5-year Treasury Note rate then in effect.

Sec. 4.5 Death After Retirement. In the event of the death of an Employee after retirement and prior to payment to him of the full amount to which he is entitled under Sec. 4.3 hereof, the Corporation shall distribute immediately the then undistributed amount to the beneficiary of such Employee determined under Sec. 5.1 hereof.


				    ARTICLE V

		    DEATH OR DISABILITY BEFORE RETIREMENT OR

			 OTHER TERMINATION OF SERVICE


Sec. 5.1 Death Before Retirement or Other Termination of Service. Upon the death of an Employee before retirement or other termination of Service, the Corporation shall pay, to the beneficiary last designated in writing by such Employee in a manner satisfactory to the Corporation, his Accrual Account entitlement and in such manner as if such Employee had retired on or after his normal retirement date under Article IV hereof. If the executor or administrator of the estate of such Employee has not been expressly designed as beneficiary by such Employee in writing to the Corporation, any amounts with respect to which there is no legally designated beneficiary living at the death of such Employee shall be payable to the surviving spouse, if any, of such Employee, or, if none, to the surviving issue of such Employee by right of representation, including any legally adopted children, or, if none, then to such Employee's executor or administrator.


Sec. 5.2 Permanent Total Disability. Upon the permanent total disability of an Employee which results in such Employee's inability to perform his normal occupation or any other occupation which would give such Employee a wage similar to that of his normal occupation and which, based upon competent medical evidence, is expected to be of permanent or indefinite duration, followed by termination of Service as a result thereof, the Corporation shall pay to such Employee his Accrual Account entitlement and in such manner as if he were retiring on or after his normal retirement date under Article IV hereof.



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				    ARTICLE VI

			   OTHER TERMINATION OF SERVICE


Sec. 6.1 Termination Benefits. In the event of the termination of Service of an Employee for any reason other than retirement, death, or disability prior to December 31, 1994, the Corporation shall pay to such Employee in cash in one lump sum an amount equal to one hundred percent (100%) of the amount then standing to the Employee's credit in the Employee's Accrual Account. Thereafter, upon such termination, and subject to the Corporation's approval, the Corporation shall pay such lump sum to the Employee at the time benefits are paid to the Employee under the Fluor Corporation Employees' Retirement Plan or at such other time as the Corporation in its sole discretion determines.

		The transfer of an Employee to or from the Corporation from or to a Subsidiary or from one Subsidiary to another Subsidiary shall not be deemed a termination of the Service of such Employee.

Sec. 6.2 Death After Other Termination of Service. In the event of the death of an Employee prior to payment to him of the amount to which he is entitled under Sec. 6.1 hereof, the Corporation shall distribute immediately the then undistributed amount to the beneficiary of such Participant determined under Sec. 5.1 hereof.



				    ARTICLE VII

			TERMINATION AND AMENDMENT OF PLAN



Sec. 7.1 Termination of Plan. The Corporation reserves the right to terminate this Plan at any time, as to itself, without approval of Employees.

Sec. 7.2 Distribution on Termination. In the event of the termination of this Plan by the Corporation, the Corporation shall distribute to each Employee the amount standing to his credit in the Employee's Accrual Account at the time and in the manner provided in Articles IV, V, and VI hereof as if this Plan had not been terminated by the Corporation.

Sec. 7.3 Amendment of Plan or Discontinuance. Fluor Corporation may from time to time, by resolution of its Board of Directors, change, modify, or amend this Plan in any particular or particulars whatsoever, and all such changes, modifications, or amendments of this Plan shall be retroactive to the beginning of the Plan Year in which executed, unless other provision is specifically made; provided, however, that the discontinuance of this Plan, or its change, modification, or amendment, unless such change, modification, or amendment is necessary in order to meet the requirements of any state or federal law or regulation, shall not affect adversely the payment of any amounts accrued by the Corporation prior thereto nor deprive any Employee of any vested rights in the amount then standing to the Employee's credit in his Accrual Account.



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				    ARTICLE VIII

			      RESTRICTION ON ASSIGNMENT



Sec. 8.1 Effect of Assignment in General. Except as respects any indebtedness of an Employee to the Corporation or any Subsidiary, as to which the provisions of Sec. 8.2 hereof shall apply, the right of any Employee or his beneficiary in any benefit or to any payment under this Plan shall not be subject to alienation or assignment, and if such Employee shall attempt to assign, transfer, or dispose of such right or should such right be subjected to attachment, execution, garnishment, sequestration, or other legal, equitable, or other process, it shall ipso facto pass to such person or persons as may be designated by the Corporation from among the beneficiaries of such Employee determined under Sec. 5.1 hereof and the spouse and blood relatives of such Employee. Any designation made by the Corporation hereunder may be revoked by the Corporation in whole or in part at any time and/or it may make a further designation.

Sec. 8.2 Corporation Offset. The Corporation shall have a right to offset against the amounts standing to the credit of an Employee in his Accrual Account to the extent of any indebtedness owed by such Employee to the Corporation or any Subsidiary as may be determined by the Corporation, and before making any distribution to such Employee under the provisions of this Plan, the Corporation may deduct from the Accrual Account of such Employee an amount sufficient to liquidate such indebtedness.









				    ARTICLE IX

			     MISCELLANEOUS PROVISIONS


Sec. 9.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Employee the right to be retained in the employ of the Corporation or any Subsidiary, or any rights in or to his Accrual Account or to any benefits whatsoever except to the extent specifically set forth in this Instrument. Acceptance of any payments hereunder from the Corporation shall obligate the payee to execute such release and/or receipt as the Corporation may require.

Sec. 9.2 Unenforceable Provisions. If any provision of this Instrument shall be for any reason invalid or unenforceable, the remaining provisions shall, nevertheless, be carried into effect.

Sec. 9.3 California Law Governs. This Instrument has been finally executed and delivered in the State of California, and all matters affecting its validity and construction shall be determined by the laws of that State.

Sec. 9.4 Instrument Binding on Successors. This Instrument shall be binding upon the successors and assigns of the Corporation.

Sec. 9.5 Singular, Plural; Gender. Wherever appropriate in this Instrument, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.



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Sec. 9.6        Headings, etc., No Part of Instrument.  Headings of Articles
		and Sections of this Instrument are inserted for convenience and reference. They constitute no part of this Instrument.


















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